EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Jerry S. Buckley (Media)
(856) 342-6007
Leonard F. Griehs (Analysts)
(856) 342-6428

CAMPBELL REPORTS THIRD QUARTER EARNINGS PER SHARE OF $.34,
WHICH INCLUDES A $.02 NON-RECURRING GAIN

     CAMDEN, NJ, May 24, 2004—Campbell Soup Company (NYSE: CPB) today reported diluted earnings per share for the third quarter ended May 2, 2004 of $.34 compared to $.31 recorded in the year-ago quarter. This result includes a non-recurring $.02 gain from Campbell’s share of a settlement from a class action lawsuit involving ingredient suppliers.

     For the third quarter, net sales rose 4 percent to $1.7 billion, reflecting the following factors:

•	Volume and mix subtracted 1 percent

•	Price added 1 percent

•	Increased promotional spending subtracted 1 percent

•	Currency added 5 percent

     Net earnings for the third quarter of fiscal 2004 were $142 million versus $129 million a year earlier. This year’s third quarter includes a $10 million after-tax gain from the settlement of the class action lawsuit.

     Diluted earnings per share for the first nine months were $1.43, which includes the $.02 non-recurring gain, versus $1.34 a year ago, before the cumulative effect of accounting change. In fiscal 2003, the company recognized a one-time, non-cash

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goodwill impairment charge of $31 million after taxes, or 8 cents per share, related to the adoption of SFAS No. 142.

     Net sales for the first nine months were $5.7 billion, an increase of 9 percent compared with the year-ago period, reflecting the following factors:

•	Volume and mix added 2 percent

•	Price added 2 percent

•	Currency added 5 percent

     Net earnings for the first nine months were $588 million compared to $552 million in the year-ago period, before the cumulative effect of the accounting change. Net earnings for the current year include a $10 million after-tax gain from the settlement of the class action lawsuit.

     Douglas R. Conant, Campbell’s President and Chief Executive Officer, commented, “Our earnings in the quarter were in line with our projections, but we must address the decline in our operating margins. We knew this quarter would be a difficult sales comparison for U.S. Soup because we were lapping an extremely strong third quarter last year and we are following a strong second quarter this year. In addition, we continued our heavy investment in promotional activity to be fully competitive in this category.”

     Conant added, “Despite lower U.S. Soup sales in the third quarter, the year-to-date performance of U.S. Soup demonstrates continued progress. Our investments in higher quality products, convenient packaging and integrated marketing are driving top-line growth. We have delivered strong growth in ready-to-serve soup and broth while improving the trend in condensed soup. Our convenience platform for soup is gaining wider consumer acceptance. As we look toward the next soup season, we are putting plans in place to continue to drive top-line growth while also improving our bottom-line performance.”

     The company expects earnings per share of approximately $1.60 for fiscal 2004, which includes the one-time $.02 gain from the class action settlement. In fiscal 2003,

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the company reported earnings per share of $1.52 before the cumulative effect of accounting change. For the fourth quarter of 2004, the company expects earnings per share to be approximately $.17, compared to $.18 a year ago.

     A summary of third quarter and nine-month segment results follows.

North America Soup and Away From Home

     North America Soup and Away From Home sales were $578 million in the quarter, down 4 percent compared to the year-ago period, driven by lower volume and increased promotional spending. Sales for the quarter break down as follows:

•	Volume and mix subtracted 4 percent

•	Price added 3 percent

•	Increased promotional spending subtracted 4 percent

•	Currency added 1 percent

     Further details of sales results include the following:

•	U.S. ready-to-serve soup sales for the quarter declined 13 percent on shipment declines of 9 percent. These results follow a strong first half and compare with a strong year-ago third quarter. Campbell’s “Soup At Hand” convenience soups continue to perform well in the marketplace, as sales in the quarter nearly doubled versus year ago. For nine months, ready-to-serve sales rose 10 percent and shipments rose 7 percent.

•	U.S. condensed soup sales and shipments for the quarter declined 6 percent. For nine months, condensed sales declined 2 percent and shipments declined 5 percent.

•	U.S. broth sales for the quarter declined 7 percent while shipments grew 1 percent. For nine months, broth sales rose 8 percent while shipments rose 6 percent.

•	Installation of new gravity-feed shelving for condensed soup continues ahead of schedule, with nearly 5,000 units now installed in the U.S. By the beginning of the next soup season, the company anticipates approximately 8,000 units will be installed.

•	Sales volume in Canada declined.

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•	Away From Home soup sales grew in the quarter, led by Stockpot. A new line of “V8” vegetarian soups and chili was introduced in the quarter and has been well received by foodservice operators.

     For the first nine months of fiscal 2004, sales increased 5 percent to $2.3 billion with currency contributing 2 percentage points of the growth.

     For the quarter, operating earnings of $113 million were down 23 percent due to lower volume and higher promotional spending. For the first nine months of fiscal 2004, operating earnings of $554 million were down 1 percent, compared to the year-ago period. Product mix and the cost of quality and packaging improvements, partially offset by the favorable impact of currency, contributed to the decline in operating earnings.

North America Sauces and Beverages

     North America Sauces and Beverages sales rose 2 percent to $301 million in the quarter. In the breakdown of sales growth for the quarter, volume and mix was flat and reduced promotional spending added 2 percent.

     Further details of sales results include the following:

•	Strong sales gains in beverages were achieved due to double-digit growth of “V8” vegetable juice and “Campbell’s” tomato juice. “V8 Splash” beverages continued to experience sales weakness.

•	“Pace” Mexican sauces delivered double-digit sales growth driven by broad strength in the business.

•	Sales of “Prego” pasta sauces overcame softness in the pasta category and showed strong growth in the quarter.

•	“Franco-American” pasta and gravies and “Swanson” poultry continued to decline.

     For the first nine months of fiscal 2004, sales rose 3 percent to $952 million, compared to the year-ago period.

     For the quarter, operating earnings increased 12 percent to $66 million, due to improved product mix and lower administrative expenses. For the first nine months of

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fiscal 2004, operating earnings declined 2 percent to $216 million, due to higher marketing expenses.

Biscuits and Confectionery

     Biscuits and Confectionery sales increased 11 percent to $481 million in the quarter. Sales for the quarter break down as follows:

•	Volume and mix added 2 percent

•	Price increases added 1 percent

•	Increased promotional spending subtracted 1 percent

•	Currency added 9 percent

     Further details of sales results include the following:

•	Pepperidge Farm sales growth moderated during the quarter due to continued competitive pressure in cheese crackers. Solid gains in bakery and cookies were partially offset by a decline in frozen products. New transfat-free “Goldfish Crisps” crackers were introduced in the quarter. The entire line of “Goldfish” crackers is expected to be transfat-free by the end of the first quarter of fiscal 2005.

•	Godiva Chocolatier’s worldwide sales continued to show improvement behind growth in the North American, Pacific Rim and European markets. Strong sales were posted in the U.S. during the Valentine’s Day and Easter holiday selling periods.

•	“Arnott’s” biscuits in Australia had a strong performance in the quarter. Sales gains were made due to good performance in the savory category and new chocolate product introductions. Snackfoods continues to face competitive pressures in the marketplace.

     For the first nine months of fiscal 2004, sales were up 14 percent to $1.5 billion, compared to the year-ago period, with currency contributing 8 percentage points of the growth.

     For the quarter, operating earnings were down 3 percent to $37 million. For the first nine months of fiscal 2004, operating earnings increased 4 percent to $173 million.

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In both periods, results were impacted by weakness in the Australian Snackfoods business, offsetting the favorable impact of currency, which contributed 8 percentage points to operating earnings growth in each period.

International Soup and Sauces

     International Soup and Sauces sales were $307 million, up 13 percent compared to the year-ago quarter. Sales for the quarter break down as follows:

•	Volume and mix subtracted 2 percent

•	Reduced promotional spending added 1 percent

•	Currency added 14 percent

     Further details of sales results include the following:

•	In Europe, branded sales grew for the third straight quarter led by strong performance in France and improved performance in the U.K. market. In France, “Liebig” soups achieved strong results compared to a weak performance a year ago. In the U.K., sales gains by “Cup-A-Soup,” “OXO,” and “Supernoodles” products were partially offset by continued declines in “Homepride” sauces. In Germany, sales volume declined for both branded and non-branded products.

•	In Asia Pacific, strong Australian beverage and broth results helped drive overall sales growth.

     For the first nine months of fiscal 2004, sales were $925 million, up 15 percent compared to the year-ago period. Currency contributed 14 percentage points of the sales growth.

     In the quarter, operating earnings rose 3 percent to $38 million. Renewed advertising spending in Europe partially offset the favorable impact of currency, which contributed 14 percentage points to operating earnings growth during the quarter. For the first nine months of fiscal 2004, operating earnings were $112 million, up 15 percent compared to the year-ago period, with currency accounting for the earnings growth.

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Conference Call

     The company will host a conference call to discuss these results on May 24, 2004 at 10:00 a.m. Eastern Standard Time. U.S. participants may access the call at 1-800-857-9841 and non-U.S. participants at 1-773-756-4622. Participants should call at least five minutes prior to the starting time. The passcode is Campbell Soup and the conference leader is Len Griehs. The call will also be broadcast live over the Internet at http://www.campbellsoupcompany.com and can be accessed by clicking on the Webcast banner. A recording of the call will be available approximately two hours after it is completed through midnight May 28, 2004 at 1-866-436-9388 or 1-203-369-1037.

Forward-Looking Statements

     This release contains “forward-looking statements” which reflect the company’s current expectations about its future plans and performance, including statements concerning the impact of marketing investments and strategies, new product introductions, and quality improvements on sales and earnings. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the company. Please refer to the company’s most recent Form 10-K and subsequent filings for a further discussion of these risks and uncertainties. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

About Campbell Soup Company

     Campbell Soup Company is a global manufacturer and marketer of high quality soup, sauce, beverage, biscuit, confectionery and prepared food products. The Company is 135 years old, with nearly $7 billion in annual sales and a portfolio of more than 20 market-leading brands. The company is ably supported by 25,000 full-time employees worldwide. For more information on the company, visit Campbell’s website on the Internet at www.campbellsoupcompany.com.

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CAMPBELL SOUP COMPANY CONSOLIDATED
STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	THREE MONTHS ENDED
	May 2,	April 27,
	2004	2003
Net sales	$1,667	$1,600

Costs and expenses
Cost of products sold	995	920
Marketing and selling expenses	278	264
Administrative expenses	141	143
Research and development expenses	23	23
Other (income) / expenses	(13)	15

Total costs and expenses	1,424	1,365

Earnings before interest and taxes	243	235
Interest, net	40	45

Earnings before taxes	203	190
Taxes on earnings	61	61

Net earnings	$142	$129

Per share — basic
Net earnings	$.35	$.31

Dividends	$.1575	$.1575

Weighted average shares outstanding — basic	411	411

Per share — assuming dilution
Net earnings	$.34	$.31

Weighted average shares outstanding — assuming dilution	413	411

     Certain reclassifications were made to prior year financial statements.

CAMPBELL SOUP COMPANY CONSOLIDATED
STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	NINE MONTHS ENDED
	May 2,	April 27,
	2004	2003
Net sales	$5,676	$5,223

Costs and expenses
Cost of products sold	3,315	2,947
Marketing and selling expenses	911	867
Administrative expenses	400	379
Research and development expenses	65	63
Other (income) / expenses	(1)	17

Total costs and expenses	4,690	4,273

Earnings before interest and taxes	986	950
Interest, net	125	136

Earnings before taxes	861	814
Taxes on earnings	273	262

Earnings before cumulative effect of accounting change	588	552
Cumulative effect of accounting change	—	(31)

Net earnings	$588	$521

Per share — basic
Earnings before cumulative effect of accounting change	$1.43	$1.34
Cumulative effect of accounting change	—	(.08)

Net earnings	$1.43	$1.26

Dividends	$.4725	$.4725

Weighted average shares outstanding — basic	411	411

Per share — assuming dilution
Earnings before cumulative effect of accounting change	$1.43	$1.34
Cumulative effect of accounting change	—	(.08)

Net earnings	$1.43	$1.26

Weighted average shares outstanding — assuming dilution	412	411

In connection with the adoption of Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets,” the company recognized a non-cash charge of $31 (net of a $17 tax benefit) as a cumulative effect of accounting change for the write-down of goodwill of one business unit in the first quarter of fiscal 2003.

Certain reclassifications were made to prior year financial statements.

CAMPBELL SOUP COMPANY CONSOLIDATED
SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	THREE MONTHS ENDED
	May 2,	April 27,	Percent
Sales	2004	2003	Change
Contributions:
North America Soup and Away From Home	$578	$600	-4%
North America Sauces and Beverages	301	295	2%
Biscuits and Confectionery	481	434	11%
International Soup and Sauces	307	271	13%

Total sales	$1,667	$1,600	4%

Earnings
Contributions:
North America Soup and Away From Home	$113	$147	-23%
North America Sauces and Beverages	66	59	12%
Biscuits and Confectionery	37	38	-3%
International Soup and Sauces	38	37	3%

Total operating earnings	254	281	-10%
Unallocated corporate expenses	(11)	(46)

Earnings before interest and taxes	243	235	3%
Interest, net	(40)	(45)
Taxes on earnings	(61)	(61)

Net earnings	$142	$129	10%

Net earnings per share — assuming dilution	$.34	$.31	10%

CAMPBELL SOUP COMPANY CONSOLIDATED
SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	NINE MONTHS ENDED
	May 2,	April 27,	Percent
	2004	2003	Change
Sales
Contributions:
North America Soup and Away From Home	$2,277	$2,170	5%
North America Sauces and Beverages	952	920	3%
Biscuits and Confectionery	1,522	1,330	14%
International Soup and Sauces	925	803	15%

Total sales	$5,676	$5,223	9%

Earnings
Contributions:
North America Soup and Away From Home	$554	$561	-1%
North America Sauces and Beverages	216	220	-2%
Biscuits and Confectionery	173	167	4%
International Soup and Sauces	112	97	15%

Total operating earnings	1,055	1,045	1%
Unallocated corporate expenses	(69)	(95)

Earnings before interest and taxes	986	950	4%
Interest, net	(125)	(136)
Taxes on earnings	(273)	(262)

Earnings before cumulative effect of accounting change	588	552	7%
Cumulative effect of accounting change	—	(31)

Net earnings	$588	$521	13%

Net earnings per share before cumulative effect of accounting change — assuming dilution	$1.43	$1.34	7%

In connection with the adoption of SFAS No. 142, the company recognized a non-cash charge of $31 (net of a $17 tax benefit), or $.08 per share, as a cumulative effect of accounting change for the write-down of goodwill of one business unit in the first quarter of fiscal 2003.

CAMPBELL SOUP COMPANY CONSOLIDATED
BALANCE SHEETS (unaudited)
(millions)

	May 2,	April 27,
	2004	2003
Current assets	$1,340	$1,270
Plant assets, net	1,834	1,770
Intangible assets, net	2,996	2,781
Other assets	273	294

Total assets	$6,443	$6,115

Current liabilities	$2,187	$2,794
Long-term debt	2,543	2,273
Nonpension postretirement benefits	301	310
Other liabilities	536	386
Shareowners’ equity	876	352

Total liabilities and shareowners’ equity	$6,443	$6,115

Total debt	$3,312	$3,534

Cash and cash equivalents	$28	$27